EXHIBIT 10.14

                            AMENDMENT NUMBER 8 TO THE

                         TEXAS REGIONAL BANCSHARES, INC.

            EMPLOYEE STOCK OWNERSHIP PLAN (WITH 401(K) PROVISIONS)


      Texas Regional Bancshares, Inc., a corporation organized and operating under the laws of the state of Texas, and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, hereby adopts the following amendments to the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions) (the "Plan"), effective as of February 19, 1998:

      WHEREAS, effective as of February 19, 1998, Brownsville National Bank, Texas Bank & Trust and Bank of Texas each merged with and into the Corporation's wholly owned subsidiary, Texas State Bank; and

      WHEREAS, as a part of those mergers, Texas State Bank has become the employer of the employees of the former Brownsville National Bank, Texas Bank & Trust and Bank of Texas; and

      WHEREAS, it is the desire of Texas Regional Bancshares, Inc., and its wholly owned subsidiary Texas State Bank that eligible former employees of Brownsville National Bank, Texas Bank & Trust and Bank of Texas, as a result of becoming employees of Texas State Bank pursuant to the merger, now be entitled to participate in the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions); and

      WHEREAS, the Board of Directors desires to coordinate and consolidate the employee benefit programs available to all employees of the Corporation and its subsidiary;

      NOW THEREFORE, IT IS HEREBY AGREED THAT the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions) (the "ESOP"), is hereby amended effective as of February 19, 1998, as follows:

      1. AMENDMENT RELATED TO DEFINITION OF "SERVICE." The definition of "Service" in Section 2 of the Plan (as originally stated in the Plan and as the same may have been previously amended) is hereby deleted and substituted therefor is the following language:

            "SERVICE.

                  Employment with (i) the Company, (ii) an Affiliated Company,
                  (iii) Mid Valley Bank, as predecessor to the Company's subsidiary, Texas State Bank (with respect to those Employee participants that were formerly participants in the Mid Valley Bank Employees' Pension Plan), (iv) First
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                  National Bank of South Texas (with respect to those Employees who were employed by First National Bank of South Texas as employees of the Rio Grande City and Roma branch bank facilities of First National Bank of South Texas as of the time of acquisition of such branch bank facilities by Texas State Bank), (v) First State Bank & Trust Co. and The Border Bank (with respect to those Employees who were employed by First State Bank & Trust Co. or The Border Bank as employees of such banks as of the time of the merger of such banks with and into Texas State Bank), and (vi) Brownsville National Bank, Texas Bank & Trust and Bank of Texas (with respect to those Employees who were employed by Brownsville National Bank, Texas Bank & Trust or Bank of Texas as of the time of the merger of such banks with and into Texas State Bank)."

      2. AMENDMENT RELATED TO CREDITED SERVICE. Section 13(a) of the Plan (as originally stated in the Plan and as the same may have been previously amended) is hereby amended in its entirety to read as follows:

                  "(a) GENERAL RULE. For purposes of vesting, an Employee's
            Credited Service includes the number of Plan Years after January 1, 1984 in which he is credited with at least 1,000 Hours of Service. Credited Service shall include such Service with (i) the Company,
            (ii) any other Employer, (iii) any Affiliated Company, (iv) Mid Valley Bank (with respect to those Employee participants that were formerly participants in the Mid Valley Bank Employees' Pension
            Plan), (v) First National Bank of South Texas (with respect to those Employees who were employed by First National Bank of South Texas as employees of the Rio Grande City and Roma branch bank facilities of First National Bank of South Texas as of the time of acquisition of such branch facilities by Texas State Bank), (vi) First State Bank & Trust Co. and The Border Bank (with respect to those Employees who were employed by First State Bank & Trust Co. or The Border Bank as of the time of merger of First State Bank & Trust Co. and The Border Bank with and into Texas State Bank) and (vii) Brownsville National Bank, Texas Bank & Trust and Bank of Texas (with respect to those Employees who were employed by Brownsville National Bank, Texas Bank & Trust or Bank of Texas as of the time of the merger of Brownsville National Bank, Texas Bank & Trust and Bank of Texas with and into Texas State Bank)."

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      3. PARTICIPANTS. As a result of the amendments to the Plan pursuant to sections 1 and 2 of this Amendment Number 8, persons who are employees of Brownsville National Bank, Texas Bank & Trust and Bank of Texas as of the date of merger of each such bank with and into Texas State Bank, will become Participants (as that term is defined in the Plan) as of the date that such persons become employees of Texas State Bank upon merger of such banks with and into Texas State Bank, without regard to the requirement of entry on January 1st or July 1st subsequent to his or her initial date of service, provided that they are otherwise qualified to be Participants as set forth in section 3 of the Plan. The Plan is hereby further amended to provide that such persons thus become Participants immediately upon commencement of employment by Texas State Bank as of the date of merger, without regard to the requirement of entry on January 1st or July 1st subsequent to his or her initial date of service, provided that they are otherwise qualified under section 3 of the Plan. Notwithstanding the foregoing, each such employee shall only be credited (pursuant to and in accordance with the rules set forth in the Plan) with the amount of compensation paid by Texas State Bank following the effective date of the mergers, and shall not be credited with any part of such employee's compensation paid by Brownsville National Bank, Texas Bank & Trust and Bank of Texas prior to the effective date of the mergers for purposes of determining allocations of Employer Contributions and Forfeitures and for all other purposes.

      4. DEFINITIONS. Defined terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Plan.

      IN WITNESS WHEREOF, the undersigned, a duly authorized officer of Texas Regional Bancshares, Inc., hereby certifies the adoption of this Amendment Number 8 to the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions) effective as of February 19, 1998.

                                    TEXAS REGIONAL BANCSHARES, INC.

                                    By: /s/ GLEN E. RONEY
                                            Glen E. Roney,
                                          Chairman of the Board and
                                          Chief Executive Officer

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